EXHIBIT 99.1

COMPANY CONTACTS:
AMERICAN VANTAGE COMPANIES
RONALD J. TASSINARI, CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
702.227.9800

AMERICAN VANTAGE COMPANIES ANNOUNCES
 COMPLAINT FROM BIG SANDY TRIBE

LAS VEGAS, NEVADA – February 17, 2011 --- American Vantage Companies (the “Company” // OTCQB: AVCS) today announced that the Big Sandy Rancheria Tribe of Western Mono Indians (“Big Sandy”) filed a Complaint for Declaratory Relief (the “Complaint”) in the U.S. District Court for the Eastern District Court of California to declare invalid the previously executed Development Agreement and Credit Agreement (the “Agreements”) between Big Sandy and the Company’s subsidiary, Brownstone, LLC (“Brownstone”).  The Complaint is based on Big Sandy’s assertion that Brownstone failed to comply with “federally-mandated licensing provisions required by the Indian Gaming Regulatory Act.”  The Agreements were formally approved by the Big Sandy General Council and executed by the Big Sandy Tribal Council in March 2007.

The multi-million dollar Development Agreement identifies Brownstone as the exclusive provider for development and construction oversight of the Big Sandy proposed gaming and hospitality facility.  Based on the non-gaming nature of these services, the Development Agreement clearly states that Brownstone has no gaming license requirement.  Further, the Credit Agreement provides that Brownstone’s 2007 loan advances to Big Sandy, in excess of $1.0 million, would be used only for “governmental matters” unrelated to gaming activities.

Robert F. Gross, Chief Executive Officer of Brownstone, commented, “The principals of Brownstone have been licensed many times by various Tribal Gaming authorities, State Gaming Commissions and the National Indian Gaming Commission, the governing federal agency; so, there is no issue about the ability of the principals of Brownstone to be approved for gaming licenses.  Since these agreements were executed, Brownstone has continued to meet its obligations to the Big Sandy Tribe, including the introduction of various credible third parties to provide development financing for the proposed project, notwithstanding the Tribal Council repeatedly declined these financing opportunities to fund the project.”

Ronald J. Tassinari, Chairman of Brownstone and Chief Executive Officer of AVCS commented, “We believe the Tribe's lawsuit has no merit.  It is our position that the Company's contracts with Big Sandy remain fully enforceable and valid, and we have retained the services of the Sacramento law firm of Stevens, O’Connell and Jacobs to vigorously defend this lawsuit and preserve these contracts through all available legal means.  Brownstone also intends to aggressively assert cross claims on the defaulted loans and seek damages as available under the law.  These actions could delay the project for an indeterminate amount of time.”

About American Vantage Companies/Brownstone:

American Vantage Companies (www.americanvantage.com) is the parent company for various consolidated operations including its gaming group subsidiaries of Brownstone, LLC (Tribal development and consulting/management services), and Brownstone Gaming & Hospitality, LLC, which provides commercial gaming and hospitality asset management services (www.brownstonegaming.com).  American Vantage Companies and its gaming group operations are located in Las Vegas, Nevada.

In addition to development of the Big Sandy project, Brownstone continues to consider strategic development, structuring and/or consulting/management proposals from other Tribes located in California and other U.S. states, as well as commercial gaming opportunities.

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements may be identified by words such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology.  Such statements and all phases of American Vantage Companies’ operations are subject to known and unknown risks, uncertainties and other factors, including overall economic conditions and other factors and uncertainties as are identified in American Vantage Companies’ Form 10-KSB for the year ended December 31, 2005 as well as the Company’s filings under the Investment Company Act of 1940.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  American Vantage Companies’ actual results, levels of activity, performance or achievements may be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  The Company undertakes no obligation to update the forward-looking statements in this press release.